As filed with the Securities and Exchange Commission on June 1, 2007

Registration No. 333-125443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(Address of principal executive offices)

2004 Performance Incentive Plan

Dennis B. Mullen

Chief Executive Officer

Red Robin Gourmet Burgers, Inc.

6312 S. Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

Telephone: (303) 846-6000
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Annita M. Menogan	Ronald R. Levine, Esq.
Chief Legal Officer	Davis Graham & Stubbs LLP
Red Robin Gourmet Burgers, Inc.	1550 Seventeenth Street, Suite 500
6312 S. Fiddler’s Green Circle, Suite 200N	Denver, Colorado 80202
Greenwood Village, Colorado 80111	(303) 892-9400
Telephone: (303) 846-6000

DEREGISTRATION

Red Robin Gourmet Burgers, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities previously registered by the Company pursuant to the Registration Statement on Form S-8 (File No. 333-125443), which was originally filed with the Securities and Exchange Commission on June 2, 2005 (the “2005 Form S-8”).  A total of 1,500,000 shares of the Company’s common stock, $0.001 par value, were registered for issuance under the Red Robin Gourmet Burgers, Inc. 2004 Performance Incentive Plan (the “2004 Plan”) pursuant to the 2005 Form S-8.

On May 31, 2007, the stockholders of the Company approved the Red Robin Gourmet Burgers, Inc. 2007 Performance Incentive Plan (the “2007 Plan”).  One million shares are available for grant under the 2007 Plan (the “2007 Plan Shares”).  Pursuant to the terms of the 2007 Plan, the 2007 Plan Shares are comprised of the number of shares remaining under the 2004 Plan and an additional number of new shares to equal a total of 1,000,000.  The Company has registered the 2007 Plan Shares pursuant to a new Registration Statement on Form S-8, which was filed on June 1, 2007.

The Company is filing this Post-Effective Amendment No. 1 to the 2005 Form S-8 in order to deregister 217,859 of the shares previously registered under the 2005 S-8, but not issued or otherwise allocated to outstanding awards under the 2004 Plan.  No further awards will be made under the 2004 Plan on or after June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S—8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 1st day of June, 2007.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Dennis B. Mullen
Name:	Dennis B. Mullen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis B. Mullen	Chairman of the Board and	June 1, 2007
Dennis B. Mullen	Chief Executive Officer
(Principal Executive Officer)

/s. Katherine L. Scherping	Chief Financial Officer	June 1, 2007
Katherine L. Scherping	(Principal Financial and
Accounting Officer)

/s/ Benjamin D. Graebel	Director	June 1, 2007
Benjamin D. Graebel

/s/ Edward T. Harvey	Director	June 1, 2007
Edward T. Harvey

/s/ Richard J. Howell	Director	June 1, 2007
Richard J. Howell

/s/ James T. Rothe	Director	June 1, 2007
James T. Rothe

/s/ Taylor Simonton	Director	June 1, 2007
Taylor Simonton

/s/ Gary J. Singer	Director	June 1, 2007
Gary J. Singer